Exhibit 99.2

Second Quarter 2010 Earnings Presentation August 3, 2010

Safe Harbor Statement Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, the Company’s ability to maintain compliance with the listing requirements of NASDAQ, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2009, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

Agenda Overview Financial Highlights Segment Highlights Outlook and Summary Questions and Answers Appendix

Second Quarter Results Summary Sales up 21% vs. Q2 2009 Double-digit percentage sales increases in 4 out of 5 segments Fast responses to short-term demands and supply chain disruptions garner sales as end markets stabilize Investments in new products and markets showing results Improved quality of earnings driven by operating performance of the businesses and lower cost structure Significant margin expansion supported by productivity initiatives Improvement in working capital levels Continued focus on free cash flow and debt reduction The TriMas Operating Model is working.

Second Quarter Overview External Factors Less commodity inflation than expected Less impact from currency exchange Stronger than expected demand levels – Faster inventory rebuild in some channels Internal Factors Fast responses to short-term demand New product programs (with strong margins) going well and share gains captured Productivity programs yielded results earlier than projected New Global Sourcing Organization achieved fast ramp-up and impact Successful execution and stronger than expected demand enhanced second quarter results.

Second Quarter Financial Highlights

Second Quarter Summary

(from continuing operations)	Q2 2010	Q2 2009	% Chg
Revenue	$ 252.1	$ 207.9	21.3%
Gross Profit	$ 78.3	$ 50.2	56.1%
Gross Profit Margin	*31.1%*	*24.1%*	*700 bps*
Adjusted EBITDA[1]	$ 45.8	$ 38.6	18.6%
Excl. Total Special Items, Adjusted EBITDA would have been:	*$ 45.8*	*$ 27.4*	*67.5%*
Excl. Total Special Items, Adjusted EBITDA margin would have been:	*18.2%*	*13.2%*	*500 bps*
Income	$ 15.2	$ 9.8	54.8%
Excl. Total Special Items, Income would have been:	*$ 15.2*	*$ 3.9*	*295.3%*
Diluted earnings per share	$ 0.44	$ 0.29	51.7%
Excl. Total Special Items, diluted EPS would have been:	*$ 0.44*	*$ 0.11*	*300.0%*
Free Cash Flow[1]	$ 51.9	$ 23.5	120.5%
Debt and A/R Securitization	$ 500.2	$ 547.4	-8.6%

- Sales improved 21.3% as a result of improving end market demand and execution of growth initiatives
  - Increased sales in Packaging, Energy, Engineered Components and Cequent segments
- Earnings and margin levels improved at higher rate than sales
  - Cost reduction and productivity efforts continue to drive enhanced profitability
  - Gross profit and Adjusted EBITDA margins improved 700 and 500 bps, respectively, compared to Q2 2009
- Q2 2010 Free Cash Flow of $51.9 million, or approximately $1.50 per share
- Continued debt reduction and increased liquidity
- Completed sale of non-core assets in discontinued operations

TRIMAS CORPORATION

[1] "Special Items" for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

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Margin Improvements Comments: Cost reduction and productivity initiatives improve margins over time Operating profit and Adjusted EBITDA margins improved 560 and 500 bps, respectively, compared to Q2 2009 Q2 2010 margin levels are higher than Q2 2008 levels, despite approximately $30M higher sales in Q2 2008 Each business has plans in place to achieve material, labor and overhead productivity (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. (1) Continued expansion of margins.

Working Capital Comments: Working capital decreased 15.9% from $154.2 million in Q2 2009 to $129.6 million in Q2 2010, despite sales increase of 21% Held inventory relatively flat with Q1 2010 levels, despite 14.5% sales increase Operating working capital at 15.0% of LTM sales vs. 17.5% at Q2 2009 Continued improvement expected due to enhanced focus on asset efficiencies 15.0% of Sales 17.5% of Sales Continued lean initiatives will drive permanent process change and working capital reductions.

Capitalization (Dollars in thousands) As of June 30, 2010, TriMas had $190.5 million of cash and available liquidity under its revolving credit and receivables securitization facilities. June 30, 2010 December 31, 2009 Cash and Cash Equivalents 24,590 9,480 Term loan 250,250 251,580 Revolving credit facilities - 5,100 Non-U.S. bank debt and other 4,760 12,890 255,010 269,570 9 3/4 % senior secured notes, due December 2017 245,190 244,980 A/R Facility Borrowings - - Total Debt 500,200 514,550 Key Ratios: Bank LTM EBITDA 146,490 138,300 Interest Coverage Ratio 3.15 x 3.13x Leverage Ratio 3.41x 3.68x Bank Covenants: Minimum Interest Coverage Ratio 2.15x 2.20x Maximum Leverage Ratio 5.25x 4.50x

Segment Highlights

Packaging Results: Sales growth in specialty dispensing and industrial closure products Increased sales volumes and productivity actions improved Adjusted EBITDA and operating profit Q2 2010 operating profit margin improved approximately 520 basis points compared to Q2 2009 ($ in millions) (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Key Initiatives: Target specialty dispensing products in higher growth end markets Pharmaceutical and medical Food and beverage Personal care Increase geographic coverage efforts in Europe & Asia Increase low-cost country sourcing and manufacturing Consider complementary bolt-on acquisitions Ensure new products continue to have barriers to entry

 Energy ($ in millions) (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Results: Sales increased due to improved demand for engines, other well-site content and compression products, as well as specialty gaskets and related fastening hardware Positive conversion resulted due to higher sales volumes and cost reductions Q2 2010 operating profit margin improved approximately 460 basis points compared to Q2 2009 Continued to decrease working capital levels Key Initiatives: Faster expansion of gasket business with major customers globally Expand complementary product lines at well-site Grow natural gas compression products Better leverage installed manufacturing footprint in Asia – Increase low-cost country sourcing Improve inventory turns by implementing Lean initiatives Capitalize on shale and natural gas opportunities

Aerospace & Defense Key Initiatives: Expand aerospace fastener product lines to increase content and applications per aircraft Drive ongoing Lean initiatives to lower working capital and reduce costs Leverage and develop existing defense customer relationships Consider complementary bolt-on acquisitions ($ in millions) Results: Operating profit margin decreased due to lower sales volumes and lower absorption of fixed costs Profitability affected by mix of defense facility contract Aerospace business experienced some stabilization of demand and backlog levels in Q2 Expectations of ramp-up from large frame, composite aircraft (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

Engineered Components ($ in millions) Key Initiatives: Develop additional capabilities of cylinder business to capture new markets Integration of management and facilities Continue to reduce costs and improve working capital turnover Continue to expand product offering and geographies Expand specialty products for existing components and tooling markets (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Results: Sales increased due to improved demand in industrial cylinder, specialty fittings and precision cutting tool businesses Adjusted EBITDA and operating profit increased in Q2 due to higher sales volumes and lower costs Operating profit margin improved approximately 1460 basis points compared to Q2 2009

Cequent ($ in millions) $46.4 (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Results: Sales increased resulting from improvements in the North American towing, trailer and electrical products, Australia/Asia Pacific and retail businesses, as well as the favorable impact of currency exchange Adjusted EBITDA and operating profit increased due to significant cost reductions Q2 2010 operating profit margin increased 830 basis points compared to Q2 2009 Key Initiatives: Continue to aggressively reduce fixed costs and simplify the business Improve processes for better customer service and support Leverage strong brands for additional market share and cross-selling Reduce capital requirements

2010 Playbook TriMas Operating Model is producing results Continue to drive productivity initiatives Faster than expected Continue to improve working capital metrics Faster than expected Optimize growth programs Mixed Grow revenue Bumpy economic recovery requires fast responses to win Winning 10 – 20 new product programs in each segment Mixed Footprint expansion focused on faster growth non-U.S. markets 2nd Half Recruiting key technical and sales people Started Keep improving capital structure On track Continue to execute plan... Focus remains consistent. Mid-Year Report Card

Outlook and Summary

TriMas 2010 Outlook As of 3/2/10 As of 4/29/10 As of 8/3/10 Sales Growth 4% - 7% 5% - 9% 10% - 14% Core growth 3% - 4% 3% - 4% 5% - 7% New program/market share growth 1% - 3% 2% - 5% 5% - 6% Bolt-on acquisitions 0% - 2% 0% - 2% 0.5% - 1% Recurring Operating Profit Up 60 to 100 bps Up 80 to 120 bps Up 200 to 250 bps Free Cash Flow(1) > $30 million $40 to $45 million $65 to $70 million Diluted EPS (excl. Special Items) > $0.60 $0.65 to $0.75 $0.90 to $1.00 (1) “Special Items” for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Full Year 2010 Outlook provided: Excluding Special Items, Company raises 2010 EPS outlook to a range of $0.90 to $1.00, an increase of at least 109% vs. 2009 EPS. Target double-digit EPS growth long-term.

Second Half 2010 Considerations (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Traditional TriMas seasonality 2009 back half performance recovery High levels of cost restructuring and productivity achieved in Q3 and Q4 2009 Early cycle business sales up in Q4 2009 (Packaging & Cequent) Increased focus on growth projects Productivity achieved earlier than planned External risks still present – (U.S. and European economies, commodities, China supply) Additional considerations for outlook.

Strategic Aspirations High single-digit top-line growth Earnings growth faster than revenue growth 3% to 5% of total gross cost productivity gains annually – utilize savings to fund growth Invest in growth programs that deliver new products, new markets and expanded geographies Increase revenues in fastest growing markets Ongoing improvement in capital turns and all cycle times Continued decrease in leverage ratio

Questions & Answers

Appendix

YTD Summary

(from continuing operations)	Q2 YTD 2010		Q2 YTD 2009		% Chg
Revenue	$	472.1	$	409.6	15.3%
Gross Profit	$	141.4	$	96.6	46.3%
Gross Profit Margin		*29.9%*		*23.6%*	*630 bps*
Adjusted EBITDA[1]	$	80.0	$	69.1	15.8%
Excl. Total Special Items, Adjusted EBITDA would have been:	*$*	*80.0*	*$*	*48.2*	*65.8%*
Excl. Total Special Items, Adjusted EBITDA margin would have been:		*16.9%*		*11.8%*	*510 bps*
Income (loss)	$	21.0	$	14.5	45.1%
Excl. Total Special Items, Income would have been:	*$*	*21.0*	*$*	*3.1*	*fav*
Diluted earnings (loss) per share	$	0.61	$	0.43	41.9%
Excl. Total Special Items, diluted EPS would have been:	*$*	*0.61*	*$*	*0.09*	*fav*
Free Cash Flow[1]	$	48.4	$	54.4	-11.1%
Debt and A/R Securitization	$	500.2	$	547.4	-8.6%

- Sales improved 15.3% as a result of improving end market demand and execution of the Company's growth initiatives
  - Increased sales in Packaging, Energy, Engineered Components and Cequent segments
  - Aerospace & Defense sales declined primarily due to reductions in distributor inventory levels
- Earnings and margin levels improved at higher rate than sales
  - Cost reduction and productivity efforts continue to drive enhanced profitability
  - Gross profit and Adjusted EBITDA margins improved 630 and 510 bps, respectively, compared to Q2 2009
- Diluted EPS increased from $0.09 in first half 2009 to $0.61 in first half 2010, excluding Special Items

TRIMAS CORPORATION

[1] "Special Items" for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

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Statement of Operations (Unaudited, dollars in thousands) Three months ended Six months ended June 30, June 30, 2010 2009 2010 2009 Net sales $ 252,060 $ 207,870 $ 472,120 $ 409,590 Cost of sales (173,750) (157,690) (330,750) (312,950) Gross profit 78,310 50,180 141,370 96,640 Selling, general and administrative expenses (41,370) (33,870) (79,070) (75,170) Gain (loss) on dispositions of property and equipment (420) 120 (730) 160 Operating profit 36,520 16,430 61,570 21,630 Other income (expense), net: Interest expense (13,090) (11,300) (27,230) (23,780) Gain on extinguishment of debt - 11,760 - 27,070 Gain on bargain purchase 410 - 410 - Other, net (540) (820) (1,050) (1,520) Other income (expense), net (13,220) (360) (27,870) 1,770 Income from continuing operations before income tax expense 23,300 16,070 33,700 23,400 Income tax expense (8,080) (6,240) (12,730) (8,950) Income from continuing operations 15,220 9,830 20,970 14,450 Income (loss) from discontinued operations, net of income tax benefit (expense) 6,210 (840) 5,890 (9,140) Net income $ 21,430 $ 8,990 $ 26,860 $ 5,310 Earnings per share - basic: Continuing operations $ 0.45 $ 0.29 $ 0.62 $ 0.43 Discontinued operations, net of income tax benefit (expense) 0.18 (0.02) 0.17 (0.27) Net income per share $ 0.63 $ 0.27 $ 0.79 $ 0.16 Weighted average common shares - basic 33,794,647 33,485,317 33,681,516 33,472,481 Earnings per share - diluted: Continuing operations $ 0.44 $ 0.29 $ 0.61 $ 0.43 Discontinued operations, net of income tax benefit (expense) 0.18 (0.02) 0.17 (0.27) Net income per share $ 0.62 $ 0.27 $ 0.78 $ 0.16 Weighted average common shares - diluted 34,437,418 33,656,242 34,318,002 33,532,477

Condensed Balance Sheet (Unaudited, dollars in thousands) June 30, December 31, 2010 2009 Assets Current assets: Cash and cash equivalents $ 24,590 $ 9,480 Receivables, net of reserves 137,820 93,380 Inventories 138,440 141,840 Deferred income taxes 28,120 24,320 Prepaid expenses and other current assets 5,930 6,500 Assets of discontinued operations held for sale - 4,250 Total current assets 334,900 279,770 Property and equipment, net 158,660 162,220 Goodwill 191,460 196,330 Other intangibles, net 157,920 164,080 Other assets 22,360 23,380 Total assets $ 865,300 $ 825,780 Liabilities and Shareholders' Equity Current liabilities: Current maturities, long-term debt $ 7,180 $ 16,190 Accounts payable 115,870 92,840 Accrued liabilities 65,630 65,750 Liabilities of discontinued operations - 1,070 Total current liabilities 188,680 175,850 Long-term debt 493,020 498,360 Deferred income taxes 57,490 42,590 Other long-term liabilities 44,960 47,000 Total liabilities 784,150 763,800 Total shareholders' equity 81,150 61,980 Total liabilities and shareholders' equity $ 865,300 $ 825,780

Reconciliation of Non-GAAP Measures Adjusted EBITDA[1] and Free Cash Flow[2]

(Unaudited)

(dollars in thousands)	Three months ended June 30, 2010	Three months ended June 30, 2009	Six months ended June 30, 2010	Six months ended June 30, 2009
Net income (loss)	$ 21,430	$ 8,990	$ 26,860	$ 5,310
Income tax expense	11,660	5,720	16,130	3,230
Interest expense	13,230	11,590	27,520	24,120
Debt extinguishment costs	-	480	-	990
Depreciation and amortization	9,440	11,070	19,050	22,830
Adjusted EBITDA, total company	55,760	37,850	89,560	56,480
Adjusted EBITDA, discontinued operations	9,940	(790)	9,610	(12,580)
Adjusted EBITDA, continuing operations	$ 45,820	$ 38,640	$ 79,950	$ 69,060
Special Items	-	960	-	7,220
Non-cash gross gain on extinguishment of debt	-	(12,240)	-	(28,060)
Cash interest	(16,750)	(17,060)	(22,000)	(21,830)
Cash taxes	(2,020)	(1,870)	(3,270)	(4,310)
Non-cash gain on bargain purchase	(410)	-	(410)	-
Capital expenditures	(2,660)	(3,110)	(5,250)	(6,390)
Changes in operating working capital	13,970	18,470	(13,380)	20,750
Free Cash Flow from operations before Special Items	37,950	23,790	35,640	36,440
Cash paid for Special Items	(810)	(2,020)	(1,990)	(4,440)
Net proceeds from sale of business and other assets	14,710	1,740	14,740	22,420
Free Cash Flow	$ 51,850	$ 23,510	$ 48,390	$ 54,420

[1]The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment write-offs, and non-cash losses on sale-leaseback of property and equipment. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies.

[2]The Company defines Free Cash Flow as Adjusted EBITDA from continuing operations, plus Special Items and net proceeds from sale of businesses, less cash paid for interest, taxes and Special Items, capital expenditures, changes in operating working capital and non-cash (gains) losses on debt extinguishment. As detailed in Appendix I, for purposes of determining Free Cash Flow, Special Items, net, include those one-time costs, expenses and other charges incurred on a cash basis that are included in the determination of net income (loss) under GAAP and are not added back to net income (loss) in determining Adjusted EBITDA, but that management would consider important in evaluating the quality of the Company's Free Cash Flow, as defined.

TRIMAS CORPORATION

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Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures (Unaudited) Three months ended Three months ended June 30, 2010 June 30, 2009 (dollars in thousands, except per share amounts) Income EPS Income EPS Income and EPS from continuing operations, as reported $ 15,220 $ 0.44 $ 9,830 $ 0.29 After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations: Severance and business restructuring costs - - (1,330) (0.04) Excluding Special Items except gain (loss) on extinguishment of debt, income and EPS from continuing operations would have been $ 15,220 $ 0.44 $ 11,160 $ 0.33 After-tax impact of gain on extinguishment of debt - - 7,310 0.22 Excluding Total Special Items, income and EPS from continuing operations would have been $ 15,220 $ 0.44 $ 3,850 $ 0.11 Weighted-average shares outstanding at June 30, 2010 and 2009 34,437,418 33,656,242 Six months ended Six months ended June 30, 2010 June 30, 2009 (dollars in thousands, except per share amounts) Income EPS Income EPS Income and EPS from continuing operations, as reported $ 20,970 $ 0.61 $ 14,450 $ 0.43 After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations: Severance and business restructuring costs - - (5,530) (0.16) Excluding Special Items except gain (loss) on extinguishment of debt, income and EPS from continuing operations would have been $ 20,970 $ 0.61 $ 19,980 $ 0.59 After-tax impact of gain on extinguishment of debt - - 16,840 0.50 Excluding Total Special Items, income and EPS from continuing operations would have been $ 20,970 $ 0.61 $ 3,140 $ 0.09 Weighted-average shares outstanding at June 30, 2010 and 2009 34,318,002 33,532,477

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures (Unaudited) Three months ended Six months ended June 30, June 30, (dollars in thousands) 2010 2009 2010 2009 Operating profit from continuing operations, as reported $ 36,520 $ 16,430 $ 61,570 $ 21,630 Special Items to consider in evaluating quality of earnings: Severance and business restructuring costs $ - $ (2,140) $ - $ (8,890) Excluding Special Items, operating profit from continuing operations would have been $ 36,520 $ 18,570 $ 61,570 $ 30,520 Three months ended Six months ended June 30, June 30, (dollars in thousands) 2010 2009 2010 2009 Adjusted EBITDA from continuing operations, as reported $ 45,820 $ 38,640 $ 79,950 $ 69,060 Special Items to consider in evaluating quality of earnings: Severance and business restructuring costs $ - $ (960) $ - $ (7,220) Excluding Special Items except gain (loss) on extinguishment of debt, Adjusted EBITDA from continuing operations would have been $ 45,820 $ 39,600 $ 79,950 $ 76,280 Gross gain on extinguishment of debt $ - $ 12,240 $ - $ 28,060 Excluding Total Special Items, Adjusted EBITDA from continuing operations would have been $ 45,820 $ 27,360 $ 79,950 $ 48,220

Company and Business Segment Financial Information – Cont. Ops (Unaudited, dollars in thousands) Three months ended Six months ended June 30, June 30, 2010 2009 2010 2009 Packaging Net sales $ 45,520 $ 36,150 $ 89,120 $ 66,400 Operating profit $ 13,480 $ 8,830 $ 25,340 $ 14,230 Adjusted EBITDA $ 16,420 $ 11,580 $ 31,340 $ 20,220 Special Items to consider in evaluating operating profit and Adjusted EBITDA: - Severance and business restructuring costs $ - $ - $ - $ - Excluding Special Items, operating profit would have been: $ 13,480 $ 8,830 $ 25,340 $ 14,230 Excluding Special Items, Adjusted EBITDA would have been: $ 16,420 $ 11,580 $ 31,340 $ 20,220 Energy Net sales $ 43,750 $ 34,990 $ 87,640 $ 75,260 Operating profit $ 5,350 $ 2,660 $ 10,530 $ 6,180 Adjusted EBITDA $ 6,020 $ 3,500 $ 11,920 $ 7,780 Special Items to consider in evaluating operating profit and Adjusted EBITDA: - Severance and business restructuring costs $ - $ - $ - $ (200) Excluding Special Items, operating profit would have been: $ 5,350 $ 2,660 $ 10,530 $ 6,380 Excluding Special Items, Adjusted EBITDA would have been: $ 6,020 $ 3,500 $ 11,920 $ 7,980 Aerospace & Defense Net sales $ 17,220 $ 18,270 $ 34,300 $ 40,470 Operating profit $ 3,810 $ 6,410 $ 7,670 $ 13,220 Adjusted EBITDA $ 4,490 $ 7,010 $ 9,010 $ 14,420 Special Items to consider in evaluating operating profit and Adjusted EBITDA: - Severance and business restructuring costs $ - $ (20) $ - $ (130) Excluding Special Items, operating profit would have been: $ 3,810 $ 6,430 $ 7,670 $ 13,350 Excluding Special Items, Adjusted EBITDA would have been: $ 4,490 $ 7,030 $ 9,010 $ 14,550 Engineered Components Net sales $ 23,320 $ 14,920 $ 42,230 $ 33,470 Operating profit $ 3,930 $ 340 $ 5,740 $ 720 Adjusted EBITDA $ 5,080 $ 1,140 $ 7,650 $ 2,260 Special Items to consider in evaluating operating profit and Adjusted EBITDA: - Severance and business restructuring costs $ - $ - $ - $ (160) Excluding Special Items, operating profit would have been: $ 3,930 $ 340 $ 5,740 $ 880 Excluding Special Items, Adjusted EBITDA would have been: $ 5,080 $ 1,140 $ 7,650 $ 2,420

Company and Business Segment Financial Information – Cont. Ops (cont.) (Unaudited, dollars in thousands) Three months ended Six months ended June 30, June 30, 2010 2009 2010 2009 Cequent Net sales $ 122,250 $ 103,540 $ 218,830 $ 193,990 Operating profit (loss) $ 16,050 $ 2,890 $ 24,170 $ (460) Adjusted EBITDA $ 19,850 $ 8,160 $ 31,970 $ 9,500 Special Items to consider in evaluating operating profit (loss): - Severance and business restructuring costs $ - $ (2,120) $ - $ (5,460) Excluding Special Items, operating profit (loss) would have been: $ 16,050 $ 5,010 $ 24,170 $ 5,000 Special Items to consider in evaluating Adjusted EBITDA: - Severance and business restructuring costs $ - $ (940) $ - $ (3,790) Excluding Special Items, Adjusted EBITDA would have been: $ 19,850 $ 9,100 $ 31,970 $ 13,290 Corporate Expenses Operating loss $ (6,100) $ (4,700) $ (11,880) $ (12,260) Adjusted EBITDA $ (6,040) $ 7,250 $ (11,940) $ 14,880 Special Items to consider in evaluating operating loss: - Severance and business restructuring costs $ - $ - $ - $ (2,940) Excluding Special Items, operating loss would have been: $ (6,100) $ (4,700) $ (11,880) $ (9,320) Special Items to consider in evaluating Adjusted EBITDA: - Severance and business restructuring costs $ - $ - $ - $ (2,940) - Gain on extinguishment of debt $ - $ 12,240 $ - $ 28,060 Excluding Special Items, Adjusted EBITDA would have been: $ (6,040) $ (4,990) $ (11,940) $ (10,240) Total Company Net sales $ 252,060 $ 207,870 $ 472,120 $ 409,590 Operating profit $ 36,520 $ 16,430 $ 61,570 $ 21,630 Adjusted EBITDA $ 45,820 $ 38,640 $ 79,950 $ 69,060 Total Special Items to consider in evaluating operating profit: $ - $ (2,140) $ - $ (8,890) Excluding Special Items, operating profit would have been: $ 36,520 $ 18,570 $ 61,570 $ 30,520 Total Special Items to consider in evaluating Adjusted EBITDA: $ - $ 11,280 $ - $ 20,840 Excluding Special Items, Adjusted EBITDA would have been: $ 45,820 $ 27,360 $ 79,950 $ 48,220

LTM EBITDA as Defined in Credit Agreement (Unaudited, dollars in thousands) Reported net income for the twelve months ended June 30, 2010 $21,330 Interest expense, net (as defined) 49,110 Income tax expense 12,380 Depreciation and amortization 40,160 Extraordinary non-cash charges 3,270 Monitoring fees 2,890 Interest equivalent costs 630 Non-cash compensation expense 1,930 Other non-cash expenses or losses 4,240 Non-recurring expenses or costs for acquisition integration 70 Non-recurring expenses or costs for cost savings projects 6,640 Debt extinguishment costs 10,410 Negative EBITDA from discontinued operations 340 Permitted dispositions (7,170) Permitted acquisitions 260 Bank EBITDA - LTM Ended June 30, 2010 (1) $ 146,490 (1) As defined in the Amended and Restated Credit Agreement dated December 16, 2009.